Exhibit 10.78

April 16, 2025

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE:	Consent, Waiver and Amendment re Tranche B Senior Secured Convertible Note and Related Transaction Documents (this “Consent, Waiver and Amendment”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of October 7, 2024 (the “SPA”), between Scilex Holding Company, a Delaware corporation (the “Company”), each investor listed on the Schedule of Buyers attached thereto, (the “Buyers”) and Acquiom Agency Services LLC, a Colorado limited liability company (“Acquiom”), as collateral agent, (ii) that certain Tranche B Senior Secured Convertible Note, dated as of October 8, 2024 (as amended, supplemented or modified from time to time, the “Note”, and together with the Tranche B Senior Secured Convertible Notes, dated as of such date and held by each other holder thereof, as amended, supplemented or modified from time to time, the “Tranche B Notes”), issued by the Company to the undersigned, as Holder (the “Holder”), (iii) that certain Amended and Restated Security Agreement, dated as of October 8, 2024 (the “Security Agreement”), among, inter alios, the Company, and the subsidiaries of the Company party thereto and Acquiom, as the collateral agent (the “Agent”) for (x) the holders of the Note and all Other Notes (as defined in the Note) and (y) the holders of Tranche A Notes (as defined in the Security Agreement) (collectively, the Holder, holders of the Other Notes and the holders of Tranche A Notes (as defined in the Security Agreement), the “Holders”), their endorsees, transferees and assigns (collectively with the Agent, the “Secured Parties”) and as collateral agent for the holders of certain Tranche A Notes (as defined therein), (iv) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (the “Tranche A Note”), issued by Scilex to Oramed Pharmaceuticals Inc., as holder (the “Tranche A Holder”), (v) that certain Intercompany Indebtedness Subordination Agreement, dated as of September 29, 2023, among the Company, the other Subordinated Lenders (as defined therein) party thereto, Subordinated Debtors (as defined therein) and the Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Intercompany Subordination Agreement”), and (vi) all related Transaction Documents, as defined in the SPA.

Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA, the Note, the Security Agreement or the Intercompany Subordination Agreement, as applicable.

WHEREAS, the Company intends to form an entity in a joint venture with a third party whereby such entity shall be named Scilex Bio, Inc., a Delaware corporation (“Bio JV”);

WHEREAS, the Company intends to document the formation of Bio JV (“Bio JV Formation”) pursuant to customary corporate documentation including but not limited to a certificate of formation, bylaws and any related corporate documents entered into in connection therewith (the “Bio JV Formation Documents”);

WHEREAS, the Company has requested that the Agent and Holder waive all requirements under the applicable Transaction Documents that would require Bio JV to become party to any such Transaction Documents in any capacity, including, but not limited to, in the capacity as a Subsidiary, Grantor, Debtor or any other related capacities described in greater detail below;

WHEREAS, the Company has requested that the Agent and Holder make certain amendments to the SPA, the Note, the Security Agreement, the Perfection Certificate and the Intercompany Subordination Agreement;

WHEREAS, on or after the date hereof, the Company, Bio JV, and the other parties thereto shall enter into (i) the Contribution Agreement, in substantially the form attached hereto as Annex A (the “Contribution Agreement”, and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, the “Designated Contribution Documents”), pursuant to which, among other things, the Company will contribute to Bio JV the Contributed Securities (as defined in the Contribution Agreement) and (ii) the KDS2010 Assignment and License Agreement, substantially in the form attached hereto as Annex B (the “License Agreement”, and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, the “Designated License Documents”, and together with the Designated Contribution Documents and the Bio JV Formation Documents, each a “Designated Transaction Document” and collectively, the “Designated Transaction Documents”) (the transactions contemplated by the Designated Transaction Documents and Bio JV Formation, collectively, the “Designated Transactions”);

WHEREAS, the Company has requested and the Agent and the Holder agree pursuant to the terms set forth herein, to (i) consent to the Company’s entry into and the consummation of the applicable Designated Transactions and the Designated Transaction Documents, (ii) make certain amendments to the SPA, the Note, the Security Agreement, the Perfection Certificate and the Intercompany Subordination Agreement, and (iii) waive any covenant or provision in any Transaction Document, including, but not limited to, the SPA, the Note, the Security Agreement and the Intercompany Subordination Agreement, that would require Bio JV to become party to any Transaction Document in any capacity;

WHEREAS, the Agent, Holder and the Company have duly authorized the execution and delivery of this Consent, Waiver and Amendment and have done all things necessary to make this Consent, Waiver and Amendment a valid and binding agreement in accordance with its terms; and

WHEREAS, concurrently herewith, the Company has also requested that each of the other Holders (the “Other Holders”) enter into a consent, waiver and amendment in form and substance substantially similar to this Consent, Waiver and Amendment (the “Other Consents”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Consent.

(a) The provisions of the Note, the SPA, the Security Agreement and the other Transaction Documents to the contrary notwithstanding, the undersigned Agent and Holder hereby consent as of the Effective Time (as defined below) to the execution of the Designated Transaction Documents, the consummation of the Designated Transactions in accordance with the terms of the Designated Transaction Documents and the performance by the Company of its obligations thereunder.

(b) The foregoing limited consents contained in Section 1(a) (i) are each a one-time consent, (ii) are each expressly limited to the consents described above in Section 1(a), (iii) shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the consents described above in Section 1(a), and (iv) shall not operate as a waiver of any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, in each case, except as expressly set forth above in Section 1(a) and Section 2 below. The Agent and the Holder have granted the limited consent set forth in Section 1(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar consent or waiver in the future. For the avoidance of doubt, the Holder hereby consents to the Asset Sale (as defined in the Note) in accordance with the terms of the Contribution Agreement; provided that such consent shall not operate as the consent of the Holder to the transfer of any other assets or rights of the Company or any Subsidiary to Bio JV or any other Person, which remains restricted in accordance with Section 17(f) of the Note (as amended hereby).

Section 2 Waiver. The provisions of the Security Agreement, the Intercompany Subordination Agreement, and the other Transaction Documents to the contrary notwithstanding, the undersigned Agent and Holder hereby waive as of the Effective Time hereof (i) the requirement set forth in Section 4(ii) of the Security Agreement, (ii) the requirement set forth in Section 18 of the Intercompany Subordination Agreement and (iii) any other term of any Transaction Document, in each case, which would require Bio JV to become party to the Security Agreement as an Additional Debtor (as defined in the Security Agreement) or become party to such agreement in any other capacity, become party to the Intercompany Subordination Agreement as a Subsidiary, a Qualified Subsidiary (as defined in the Intercompany Subordination Agreement), an obligor in respect of any Subordinated Intercompany Obligations (as defined in the Intercompany Subordination Agreement) or a Subordinated Debtor (as defined in the Intercompany Subordination Agreement), or become party to such agreement in any other capacity or become party to any other Transaction Document in any capacity. For the avoidance of doubt, under no circumstances shall Bio JV be required to join the Security Agreement, the Intercompany Subordination Agreement or any other Transaction Document in any capacity.

Section 3 Amendments to Certain Transaction Documents.

(a) Effective as of the time of execution and delivery of this Consent, Waiver and Amendment, the undersigned Agent, Holder and the Company agree that (where applicable, language being inserted is evidenced by bold and underline formatting (indicated textually in the same manner as the following example: bold and underline formatting) and language being deleted is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~strike-through formatting~~)):

(i) Section 36(dd) of the Note is hereby amended by amending and restating the definition of “Excluded Subsidiary” in its entirety as follows:

“Excluded Subsidiary” means, (i) Semnur Pharmaceuticals, Inc., provided, that if the Semnur Merger Agreement shall be terminated without the consummation of the Semnur Merger, then Semnur Pharmaceuticals, Inc. shall thereafter cease to be an “Excluded Subsidiary”, ~~and,~~ (ii) from and after the consummation of the Semnur Merger, Denali Capital Acquisition Corp. and Denali Merger Sub and (iii) Scilex Bio, Inc, a Delaware corporation and any of its subsidiaries. Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation and any of its subsidiaries.”

(ii) Section 17(f) of the Note is hereby amended by adding the following sentence to the end of Section 17(f):

“For the avoidance of doubt, the Company shall not transfer any assets or rights of the Company or any Subsidiary to any Excluded Subsidiary without the prior written consent of the Required Holders.”

(iii) Section 3(a) of the SPA is hereby amended by adding the following sentence to the end of Section 3(a):

“Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries.”

(iv) Section 22 of the Security Agreement is hereby amended by adding the following sentence to the end of Section 22:

“Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries.”

(v) Section 18 of the Intercompany Subordination Agreement is hereby amended by adding the following sentence to the end of Section 18:

“Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary”, “Qualified Subsidiary”, “Subordinated Debtor” or “obligor” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries.”

(vi) The Perfection Certificate is hereby amended as follows:

(A) The disclosures set forth on Section 1(g) to the Perfection Certificate shall be amended and restated in the form of Annex C attached hereto.

(B) The disclosures set forth on Section 2(b) to the Perfection Certificate shall be amended and restated in the form of Annex D attached hereto.

(C) Schedule 3 to the Perfection Certificate shall be amended and restated in the form of Annex E attached hereto.

(D) Schedule 7 to the Perfection Certificate shall be amended and restated in the form of Annex F attached hereto.

(E) Schedule 8 to the Perfection Certificate shall be amended and restated in the form of Annex G attached hereto.

(F) Schedule 9 to the Perfection Certificate shall be amended and restated in the form of Annex H attached hereto.

(G) Schedule 10 to the Perfection Certificate shall be amended and restated in the form of Annex I attached hereto.

(H) Schedule 11 to the Perfection Certificate shall be amended and restated in the form of Annex J attached hereto.

Section 4 Agent Direction. The Holder hereby authorizes and directs the Agent to execute this Consent, Waiver and Amendment and to enter into any documentation, including, but not limited to the Designated Transaction Documents, reasonably required by Section 1 above.

Section 5 Representations and Warranties. In order to induce the Agent and the Holder to enter into this Consent, Waiver and Amendment, the Company hereby represents and warrants as of the date hereof that:

(a) the Company has the full right, power and authority to enter into and execute this Consent, Waiver and Amendment and to perform all its obligations hereunder and under the Note and the Transaction Documents, as modified herein;

(b) the execution and delivery of this Consent, Waiver and Amendment has been duly and validly authorized by all necessary action on the part of the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms hereof, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(c) neither the execution and delivery of this Consent, Waiver and Amendment, nor the taking of any actions contemplated hereby and the performance of the obligations hereunder or the Designated Transactions by the Company or any other Subsidiary, does or will, with or without the giving of notice, lapse of time or both, (i) violate or constitute a default, event of default, or event creating a right of acceleration, termination or cancellation of any obligation under any term or provision of any agreement, credit facility, debt or other instrument evidencing Company or Subsidiary Indebtedness (after giving effect to any prior or concurrent consents or waivers under any such agreement, credit facility, debt or other instrument to which the Company or such Subsidiary is a party or otherwise subject, copies of which consents or waivers have been furnished by the Company to the Agent prior to the execution of this Consent, Waiver and Amendment); or (ii) violate any rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected;

(d) no authorization, consent, approval, license, exemption of or filing or registration with any governmental authority, is or will be necessary for the execution, delivery and performance by the Company of its obligations under this Consent, Waiver and Amendment or the performance by the Company of the Designated Transactions; and

(e) immediately prior to and after giving effect to this Consent, Waiver and Amendment, no Default or Event of Default exists and is continuing on the date hereof and no Default or Event of Default could reasonably be expected to occur as a result of the consummation of the Designated Transactions.

Section 6 Affirmation.

(a) Except as expressly consented to pursuant to Section 1 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document (in each case, as amended hereby) and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document (in each case, as amended hereby) shall be reduced or limited by the execution and delivery of this Consent, Waiver and Amendment except as expressly set forth herein.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Consent, Waiver and Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 7 Condition Subsequent. The Company hereby covenants and agrees that no later than April 16, 2025 (or such later date as agreed to by the Agent in writing), the Agent shall have received reimbursement or payment in full of all actual reasonable and documented fees and expenses of Pryor Cashman LLP, as counsel for the Agent, to the extent invoiced on or prior to the Consent, Waiver and Amendment Effective Date.

Section 8 Miscellaneous.

(a) The Company hereby represents and warrants to the Holder that: (a) nothing in this Consent, Waiver and Amendment, including, without limitation, the transactions contemplated hereby, constitutes material non-public information and (b) as of the time of execution of this Consent, the Holder is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. Further, the Company expressly acknowledges and agrees that, as of the date hereof, the Holder shall not have, any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(b) Except as otherwise set forth in this Section 7(b), this Consent, Waiver and Amendment shall be effective (the “Effective Time”) upon the later of (i) the time of due execution and delivery by the Company and the Holder of this Consent, Waiver and Amendment, and (ii) the time of due execution and delivery by the Company and each Other Holder of the Other Consents.

(c) The obligations of the Holder under this Consent, Waiver and Amendment are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Consent. Nothing contained herein or in any Other Consent, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent, Waiver and Amendment or any Other Consent and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent, Waiver and Amendment or any Other Consent. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(d) The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person (as defined in the SPA) with respect to any consent, release, amendment, settlement or waiver relating to this consents, waivers or amendments provided herein (each, a “Specified Consent Document”), is or will be more favorable to such Person than those provided to the Holder under this Consent, Waiver and Amendment. If, and whenever on or after the date hereof, the Company enters into a Specified Consent Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Consent, Waiver and Amendment shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Specified Consent Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Consent shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7(d) shall apply similarly and equally to each Specified Consent Document.

(e) Section headings in this Consent, Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent, Waiver and Amendment for any other purposes.

(f) This Consent, Waiver and Amendment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Consent, Waiver and Amendment or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(g) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(h) From and after the date on which this Consent, Waiver and Amendment shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Consent, Waiver and Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(i) THE TERMS AND PROVISIONS OF SECTION 31 (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS CONSENT, WAIVER AND AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(j) Notwithstanding anything to the contrary set forth in any Transaction Document, the parties agree that each party hereto (including each Holder and Agent) is responsible for paying for their own fees, costs and expenses, including legal fees incurred in connection with this Consent, Waiver and Amendment except that, so long as Company has received an invoice for such amounts on or prior to the date hereof, within 5 Business Days following the date of this Consent, Waiver and Amendment, the Company agrees to reimburse actual, reasonable and documented legal fees incurred by the Holders of Tranche B Notes, the Tranche A Holder, and/or the Agent (including those incurred in connection with any other consent delivered in connection with the Tranche B Notes or the Tranche A Note).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Consent, Waiver and Amendment to be duly executed as of the date first written above.

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager on Behalf of the GP

[Signature Page to Tranche B Consent]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Consent, Waiver and Amendment to be duly executed as of the date first written above.

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Exec Director

[Signature Page to Tranche B Consent]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Consent, Waiver and Amendment to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page to Tranche B Consent]